EXHIBIT 99.1

JoS. A. Bank Confirms That it Has Been Seeking Potential Acquisitions

HAMPSTEAD, Md., June 21, 2013 (GLOBE NEWSWIRE) -- JoS. A. Bank Clothiers, Inc. (Nasdaq:JOSB) confirmed today that it has been and is considering strategic opportunities to enhance shareholder value, including seeking potential acquisitions to facilitate additional growth.

Since the current team assumed management of the Company in 1999, shareholder value has increased by over 5,700%, from a market cap of approximately $19 million in November 1999 to over $1.1 billion in June 2013. During that same period, while the economy has ebbed and flowed, the Company has steadily opened over 500 stores, resulting in the creation of over 5,000 American jobs. During its fiscal year ended February 2, 2013, the Company exceeded, for the first time, $1 billion in total sales, including over $100 million in Internet sales. The Company intends to continue the growth of its core businesses through internal initiatives such as opening stores and enhancing its Internet sites.

The Company's efforts to maximize shareholder value through strategic opportunities include the on-going consideration of potential acquisitions. To provide the flexibility to pursue such opportunities, the Company intends to retain capital not needed for operations. The Company has been and is being assisted in its consideration of various strategic options, including the evaluation of potential acquisitions, by Financo, LLC, an investment banking firm. As part of its evaluation of strategic opportunities, the Company has been and will continue to selectively seek potential acquisitions that are strategically sound and accretive in the long run. No timetable has been set for any acquisition.

Andrew Giordano, Lead Independent Director, said, "Since our reinvention in 1999, the board and management have been committed to long-term growth. To that end, we have built an extraordinarily strong balance sheet with substantial liquid assets and no bank debt. Those assets are critical to our efforts to enhance shareholder value, both through strategic opportunities (such as acquisitions) and organic growth. Our pursuit of strategic opportunities is part of our philosophy of long-term planning and decision-making."

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading designers, manufacturers and retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 607 stores in 44 states and the District of Columbia, a nationwide catalog and an e-commerce website, that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the NASDAQ Global Select Market under the symbol "JOSB".

Our statements concerning future operations contained herein are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecasted due to a variety of factors outside of our control that can affect our operating results, liquidity and financial condition. Such factors include risks associated with the economy, weather, public health and other factors affecting consumer spending (including negative changes in consumer confidence and other recessionary pressures), higher energy and security costs, the successful implementation of our growth strategy (including our ability to finance our expansion plans), the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials (such as wood and cotton), seasonality, merchandise trends and changing consumer preferences, the effectiveness of our marketing programs (including compliance with relevant legal requirements), the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from our global supplier base, legal and regulatory matters, pursuit of growth by acquisitions or other strategic opportunities and other competitive factors. The identified risk factors and other factors and risks that may affect our business or future financial results are detailed in our filings with the Securities and Exchange Commission, including, but not limited to, those described under "Risk Factors" in our Annual Report on Form 10-K for the year ended February 2, 2013 and our subsequent Quarterly Report on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward looking statements we make herein. We cannot assure you that the results or developments anticipated by us will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for us or affect us, our business or our operations in the way we expect. We caution you not to place undue reliance on these forward looking statements, which speak only as of their respective dates. Interim period sales are not necessarily indicative of sales expected for the full quarter. Furthermore, sales are just one component of earnings and no projection of earnings should be inferred from any discussion of interim period sales or other information in this release. We do not undertake an obligation to update or revise any forward looking statements to reflect actual results or changes in our assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

CONTACTS:

JoS. A. Bank Clothiers, Inc., Hampstead, Md.
David E. Ullman, Executive Vice President-Chief Financial Officer 410-239-5715
or Investor Relations Information Request Website
http://phx.corporateir.net/phoenix.zhtml?c=113815&p=irol-inforeq or Investor Relations Voicemail- (410) 239-5900
E-commerce Address for JoS. A. Bank Clothiers, Inc.: www.josbank.com